                                                                    Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Northern Border Pipeline Company (the "Partnership") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerry L. Peters, Vice President, Finance and Treasurer, of Northern Plains Natural Gas Company, Operator (functional equivalent to the Partnership's principal financial and accounting officer), hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


                                           /s/ Jerry L. Peters
                                           -------------------------------------
                                           Jerry L. Peters
                                           Vice President, Finance and Treasurer
                                           Northern Plains Natural Gas Company


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.